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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 22, 2003

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in the Charter)

----------------------------     ---------------------      -------------------
          Delaware                      0-25198                 36-3973627
(State or other jurisdiction     (Commission File No.)         (IRS Employer
      or incorporation)                                     Identification No.)
----------------------------     ---------------------      -------------------


                      Universal Automotive Industries, Inc.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

                    (Address of principal executive offices)

                                 (708) 293-4050

              (Registrant's telephone number, including area code)

                                       N/A

         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS AND REGULATION FD

         Universal Automotive Industries, Inc. on November 26, 2003 entered into a Securities Purchase Agreement calling for the issuance of up to $1,500,000 in aggregate principal amount of two year convertible notes ("Notes") to be issued to GCA Strategic Fund Limited or its assigns ("Holder"). The Holder is an affiliate of Global Capital Funding Group, L.P. which previously purchased a $1,550,000 convertible note issued on substantially similar terms. The Notes are to be issued in tranches of $1,200,000 and $300,000; the Note for the first tranche was issued on November 26, 2003, and the Note for the second tranche is scheduled to close January 7, 2004 or such later date as the Form S-3 registration statement governing the shares of common stock of the Company underlying the Notes is declared effective. Each Note will be issued at a 20% discount to its face amount and, therefore, will not bear interest (other than the discount) over its term. Each month following issuance of the Notes, up to 16?% or one-sixth of the original principal amount of each of the Notes is convertible into the Company's common stock, provided that no conversion is permitted until after shareholder approval for the issuance of the Notes is obtained and provided further, that if such shareholder approval has not been obtained by January 16, 2004, then the indebtedness evidenced by the Note(s) shall be due. No interest accrues on the Notes until occurrence of an event of default or maturity, at which point the Notes accrue at interest 12% per annum. The conversion price shall be equal to the lesser of: (i) $3.00 per share; or
(ii) 95% of the volume weighted average sales price of the Company's common stock as reported on Bloomberg L.P. for the ten trading days immediately prior to delivery of notice of conversion, subject to a floor of thirty-five cents ($0.35) per share, and subject to a further limitation as to shares held by the Holder not exceeding 4.99% of the outstanding shares of the Company's common stock. The Holder has agreed not to short the Company's stock prior to any conversion of the Notes.

         In connection with the issuance of the Notes, the Company amended the terms of an outstanding convertible note (the "Outstanding Note") previously issued to Global Capital Funding Group, L.P., an entity affiliated with management of the Holder. This amendment provided that once the Company obtained shareholder approval for issuance of the Outstanding Note, the outstanding principal amount of the Outstanding Note would be immediately convertible.

         The Company has the right to prepay each Note so long as no event of default has occurred, and it has not received notice of conversion, upon tender of the greater of: (a) the outstanding principal amount of the Note on the redemption date (including accrued, unpaid default interest, if any); and (b) the number of shares of common stock into which the Note is convertible times the average closing price of the common stock (as reported by Bloomberg, L.P.) for the five trading days immediately preceding the date the Note is called for redemption. Mandatory redemption of the Note is required absent the Holder's prior consent upon the occurrence of: (i) a change in control of the Company (including subsequent acquisition of 33?% or more of common stock of the Company, or current directors and/or new directors whose election by the board of directors or whose nomination for election by the shareholders of the Company, was approved by a vote of at least 50.1% of the Company's directors who are directors as of the date of the Securities Purchase Agreement, or whose election or nomination for election was previously so approved, cease to comprise at least a majority of the board); (ii) a transfer of all or substantially all of the assets of the Company; (iii) a consolidation or merger by the Company where it is not the surviving entity; or (iv) failure of the Company to obtain an effective registration statement registering the common stock underlying the Note by the 360th day following the Closing Date. The mandatory redemption price would be the same as the prepayment price referenced above.

         The Company has agreed to register the shares underlying the Notes and Warrant (referenced below) by filing a registration statement no later than 60 days following closing, and to maintain the effectiveness of the registration statement. Certain penalties attach if registration is not effected within 90 days of the date of each Note, and mandatory redemption can be required if registration is not effected by 90 days from the date of the Note. The number of shares issuable on conversion of each Note and on exercise of the Warrant are subject to adjustment for stock splits, reverse splits, stock dividends, capital reorganizations and the like. There is also a weighted average antidilution adjustment with respect to the conversion feature of the Notes (effective if and only if shareholder approval is obtained) which covers the impact for issuance of common stock or derivative securities convertible into or exercisable for shares of common stock at a discount to the market price at the time of any such issuance.

         The Securities Purchase Agreement governing the Notes has customary affirmative and negative covenants. In addition, while either Note remains outstanding, there are restrictions on: (i) incurring additional debt other than





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customary means of financing under lines of credit, fully amortizing loans, credit facilities established in connection with acquisitions (including conventional credit facilities in existence), customary trade debt and customary equipment leases and financings at market rates; (ii) issuance of equity or derivative securities at a discount to the market until 180 days following effectiveness of the registration statement; (iii) engaging in extraordinary transactions such as mergers, consolidations or asset sales where the Company is not the surviving entity; or (iv) material amendments to existing debt or material contracts. Defaults under the foregoing as well as any of the following can result in acceleration of the Notes: (a) suspension of trading on a national market, the Nasdaq SmallCap Market or the OTC Bulletin Board (except limited instances); (b) delisting from the Nasdaq SmallCap Market and inability to obtain listing on a national market or quotation on the OTC Bulletin Board; (c) failure to satisfy a judgment or order of $1,000,000 or more within 60 days; or
(d) breach of the other representations, warranties or covenants of the Notes, Warrant or Securities Purchase Agreement.

         Simultaneous with the issuance of the first Note, the Company issued the Holder a five-year Warrant to purchase up to 250,000 shares of common stock at $2.04 per share, representing 120% of the closing bid price of the common stock as reported on Bloomberg L.P. on the trading day immediately preceding the closing date of the first Note. The Securities Purchase Agreement provides for surrender by the Purchaser of 50,000 shares of stock under the Warrant if the $300,000 Note closing does not take place due to a default by the Purchaser.

         The Holder was paid $19,500 in fees and expense reimbursements in connection with funding the first Note, and the Company also paid a fee of $48,000 plus issued five-year warrants (exercisable at 110% of the five trading days' closing prices preceding issuance of the Note) to purchase 150,000 shares of Company common stock to Reedland Capital Partners, a division of Financial West Group, the exclusive placement agent for the transaction.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                              /s/ Arvin Scott
                              --------------------------------------------------
                              Arvin Scott, President and Chief Executive Officer


Dated:  December 22, 2003




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